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                                                                    EXHIBIT j(2)

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Shareholders
AIM Advisor Funds, Inc.:

We consent to the use of our reports on AIM Advisor Flex Fund, AIM Advisor International Value Fund, AIM Advisor Large Cap Value Fund, AIM Advisor MultiFlex Fund, and AIM Advisor Real Estate Fund (portfolios of AIM Advisor Funds, Inc.) dated February 5, 1999 included herein and the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Audit Reports" in the Statement of Additional Information.


                                        /s/ KPMG LLP

                                            KPMG LLP



Houston, Texas
April 7, 1999